UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 8, 2011

Atomic Paintball, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-52856	75-2942917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 E. Southlake Blvd., Suite 120-366, Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(817) 491-8611

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2011 Atomic Paintball, Inc. entered into an Executive Employment Agreement with Don Mark Dominey, Chief Executive Officer, effective August 8, 2011, for a period of three (3) years and may be extended for additional one (1) year periods by written notice given by us to Mr. Dominey at least 60 days before the expiration of the term or the renewal term, as the case may be, unless the agreement shall have been earlier terminated pursuant to its terms.

Mr. Dominey shall be paid a base salary, payable in accordance with our company's policies from time to time for senior executives, at an annual rate of One hundred thousand dollars ($100,000).

During the term, Mr. Dominey shall be entitled to an annual bonus equal to two percent (2%) of our annual revenues, as reported in our audited financial statements for the year then ended commencing with the fiscal year beginning July 1, 2011, payable monthly, not to exceed Eighty thousand dollars ($80,000).

During the term, Mr. Dominey shall be granted 240,000 shares of Atomic Paintball’s restricted common stock each year.  The stock will accrue in increments of 20,000 shares each month of his term.  Each monthly allotment shall be fully vested and stock certificates will be made available to him, at his request, and will be provided by the company through the transfer agent in a reasonable amount of time to fulfill the transaction.

Mr. Dominey shall be entitled to participate in all benefit programs that are currently existing or hereafter made available to him and/or salaried employees including, but not limited to, stock option plans, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, salary continuation, vacation and holidays, long-term disability, and other fringe benefits.  We also agreed to reimburse him for scheduled maintenance and gasoline for his personal vehicle.  The agreement contains customary confidentiality and non-compete provisions.

Mr. Dominey’s employment may be terminated upon his death or disability, and with or without cause. In the event we should terminate his employment upon his death or disability, he is entitled to payment of his base salary for one year, plus any earned but unpaid bonus.  If we should terminate the agreement for “cause”, as defined in the agreement, or if Mr. Dominey should terminate the agreement, he is entitled to his base salary through the date of termination.  At our option we may terminate his employment without cause upon 30 days notice in which event he is entitled to payment of his base salary through the date of termination and a lump payment equal to one year’s base salary and any earned but unpaid bonuses.

The form of Executive Employment Agreement is filed as Exhibit 10.12 hereto and is incorporated herein by reference.  The foregoing description of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01.            Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number                                Description

10.12	Form of Executive Employment Agreement by and between Atomic Paintball, Inc. and Don Mark Dominey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2011
ATOMIC PAINTBALL, INC.

By: /s/ Don Mark Dominey
Don Mark Dominey, Chief Executive Officer